Exhibit 99.5

IMPORTANT SPECIAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by [ ], Eastern Time, on [ ], 2017. Vote by Internet • Go to www.envisionreports.com/bncn • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. To approve and adopt the Agreement and Plan of Merger, dated as of January 22, 2017, by and among Pinnacle Financial Partners, Inc., BNC Bancorp and Blue Merger Sub, Inc., as such agreement may be amended from time to time. 3. To approve one or more adjournments of the BNC special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposal 1. 2. To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of BNC may receive in connection with the merger pursuant to existing agreements or arrangements with BNC. + For Against Abstain B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 02LKMB C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 3313021 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Special Meeting of The BNC Bancorp Shareholders [            ], 2017, [            ] Local Time HPB Insurance Center 1300 E. Hartley Drive, High Point, North Carolina 27262 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — BNC Bancorp Notice of Special Meeting of Shareholders HPB Insurance Center, 1300 E. Hartley Drive, High Point, North Carolina 27262 Proxy Solicited by BNC Bancorp’s Board of Directors for Special Meeting of Shareholders – [ ], 2017 Thomas R. Sloan, Richard D. Callicutt II and Thomas R. Smith, or any of them, (the “Proxies”) each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of BNC Bancorp to be held on [ ], 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” the proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 22, 2017, by and among Pinnacle Financial Partners, Inc., BNC Bancorp and Blue Merger Sub, Inc., “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of BNC Bancorp may receive in connection with the merger, and “FOR” the proposal to approve one or more adjournments of the BNC special meeting, if necessary or appropriate. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)